Exhibit 99.1

Freight Technologies Enters into Securities Purchase Agreement with Fetch Compute to Acquire Tokens in One of the Largest Decentralized Artificial Intelligence Computing Networks

- Creates asset diversification in addition to a crypto treasury and platform for Freight Technologies to introduce crypto to the Over-the-Road (OTR) carrier and logistics markets -

- Freight Technologies and Fetch.AI to collaborate on a development partnership to further blockchain and AI technologies in the logistics space -

HOUSTON – April 1, 2025 -- Freight Technologies, Inc. (Nasdaq: FRGT; “Fr8Tech” or the “Company”), a logistics management innovation company, offering a diverse portfolio of technology-driven solutions, announced today it has entered into a Securities Purchase Agreement (the “Agreement”) for the acquisition of $5.2 million of FET Tokens from Fetch Compute, Inc. (“Fetch Compute”), in exchange for 2,311,248 Series A4 preferred shares of the Company, par value $0.0001 per share (“Preferred Shares”). The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s current report on Form 8-K dated April 1, 2025, announcing the execution of the Agreement.

FET Tokens are the cryptocurrency that power Fetch.ai, a decentralized machine learning platform that aligns with Fr8Tech’s vision for scalable and secure AI solutions in the OTR carrier and logistics markets. Acquiring FET Tokens allows Fr8Tech to begin actively participating in Fetch.ai’s decentralized AI ecosystem, expanding its competitive advantage in the logistics industry.

“On the heels of the launch of our AI Tendering Bot, an innovative solution designed to automate and streamline the load tendering process for shippers and freight brokers, today’s token acquisition announcement brings further breadth and depth to Fr8Tech’s commitment to logistics innovation, while simultaneously strengthening and diversifying our balance sheet,” said Javier Selgas, the Chief Executive Officer of Fr8Tech. “With a FET Token treasury in place and by leveraging Fetch.ai’s empowered decentralized digital economy, our ultimate goal is to empower clients with real-time visibility and greater supply chain transparency to handle different activities inside the decentralized economy, whether it’s improving supply chain logistics, maintaining solid record-keeping systems, executing computational tasks, or enabling transactional interactions.”

About Freight Technologies Inc.

Freight Technologies (Nasdaq: FRGT) (“Fr8Tech”) is a technology company offering a diverse portfolio of proprietary platform solutions powered by AI and machine learning to optimize and automate the supply chain process. Focused on addressing the distinct challenges within the supply chain ecosystem, the Company’s portfolio of solutions includes the Fr8App platform for seamless OTR B2B cross-border shipping across the USMCA region; Fr8Now, a specialized service for less-than-truckload (LTL) shipping; Fr8Fleet, a dedicated capacity service for enterprise clients in Mexico; Waavely, a digital platform for efficient ocean freight booking and management of container shipments between North America and ports worldwide and Fleet Rocket a nimble, scalable and cost-effective Transportation Management System (TMS) for brokers, shippers, and other logistics operator Together, each product is interconnected within a unified platform to connect carriers and shippers and significantly improve matching and operation efficiency via innovative technologies such as live pricing and real-time tracking, digital freight marketplace, brokerage support, transportation management, fleet management, and committed capacity solutions. The company is headquartered in Houston, Texas. For more information, please visit fr8technologies.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Fr8Tech’s and Fr8App Inc.’s actual results may differ from their expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Fr8Tech’s and Fr8App Inc.’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to obtain or maintain the listing of Fr8Tech’s ordinary shares on Nasdaq; (2) changes in applicable laws or regulations; (3) the possibility that Fr8Tech or Fr8App Inc. may be adversely affected by other economic, business and/or competitive factors; (4) risks relating to the uncertainty of the projected financial information with respect to Fr8App Inc.; (5) risks related to the organic and inorganic growth of Fr8App Inc.’s business and the timing of expected business milestones; and (6) other risks and uncertainties identified, including those under “Risk Factors,” to be filed in Fr8Tech other filings with the Securities Exchange Commission.

Fr8Tech cautions that the foregoing list of factors is not exclusive. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Fr8Tech and Fr8App Inc. caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Fr8Tech and Fr8App Inc. do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Fr8Tech Contact:

Jason Finkelstein

IGNITION Investor Relations

investors@fr8technologies.com